EXHIBIT 8.1

LISTING OF SUBSIDIARIES

The following is a list of the Company’s significant subsidiaries as at March 1, 2015.

Name of Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
Teekay Holdings Limited	Bermuda	100%
Teekay Acquisition Holdings L.L.C.	United Kingdom	100%
VLCC C Investment LLC	Marshall Islands	100%
Teekay Finance Limited	Bermuda	100%
Teekay Shipping Limited	Bermuda	100%
Ugland Stena Storage AS	Norway	100%
Polarc L.L.C.	Marshall Islands	100%
TPO Investments Inc.	Marshall Islands	100%
TPO Investments AS	Norway	100%
Teekay Petrojarl AS	Norway	100%
Teekay Petrojarl Production AS	Norway	100%
Teekay Petrojarl Floating Production UK Ltd.	United Kingdom	100%
Petrojarl 4 DA	Norway	100%
Knarr L.L.C.	Marshall Islands	100%
Banff L.L.C.	Marshall Islands	100%
Teekay Hummingbird Production Limited	United Kingdom	100%
Hummingbird Spirit L.L.C.	Marshall Islands	100%
Teekay LNG Partners L.P.	Marshall Islands	33.46	%(1)
Single Asset Limited Liability Companies	Marshall Islands	33.46%
Teekay LNG Operating L.L.C.	Luxembourg	33.46%
Teekay Luxembourg S.A.R.L.	Luxembourg	33.46%
Naviera Teekay Gas III, S.L.	Spain	33.46%
Teekay Shipping Spain, S.L.	Spain	33.46%
Teekay Spain, S.L.	Spain	33.46%
Teekay LNG Holdings L.P.	United States	34.13%
Teekay LNG Holdco L.L.C.	Marshall Islands	34.13%
Teekay Nakilat Corporation	Marshall Islands	23.42%
Teekay Nakilat (II) Limited	United Kingdom	23.42%
Teekay Nakilat Holdings Corporation	Marshall Islands	33.46%
Teekay Offshore Partners L.P.	Marshall Islands	27.26	%(1)
Single Asset Limited Liability Companies	Marshall Islands	27.26%
Navion Offshore Loading AS	Norway	27.26%
Norsk Teekay AS	Norway	27.26%
Norsk Teekay Holdings Ltd.	Marshall Islands	27.26%
Partrederiet Teekay Shipping Partners DA	Norway	18.17%
Teekay European Holdings, S.A.R.L.	Luxembourg	27.26%
Teekay Navion Offshore Loading Pte. Ltd.	Singapore	27.26%
Teekay Netherlands European Holdings B.V.	Netherlands	27.26%
Teekay Nordic Holdings Inc.	Marshall Islands	27.26%
Teekay Norway AS	Norway	27.26%
Teekay Offshore Operating L.P.	Marshall Islands	27.26%
Teekay Offshore Operating Pte. Ltd.	Marshall Islands	27.26%
Teekay Offshore Finance Corp.	Marshall Islands	27.26%
Teekay Offshore Holdings L.L.C.	Marshall Islands	27.26%
Teekay Offshore Shuttle Tanker Finance L.L.C.	Marshall Islands	27.26%
Teekay Petrojarl Offshore Siri AS	Norway	27.26%
Teekay Shipping Partners Holdings AS	Norway	27.26%
Teekay Voyageur Production Ltd	United Kingdom	27.26%
Tiro Sidon Holdings L.L.C.	Marshall Islands	27.26%
Tiro Sidon L.L.C.	Marshall Islands	27.26%
Tiro Sidon UK L.L.P.	United Kingdom	27.26%
Ugland Nordic Shipping AS	Norway	27.26%
Varg Production AS	Norway	27.26%
Teekay Tankers Ltd.	Marshall Islands	25.52	%(2)
Single Asset Limited Liability Companies	Marshall Islands	25.52%
Teekay Tankers Holdings Ltd.	Marshall Islands	25.52%

(1)

The partnership is controlled by its general partner. Teekay Corporation has a 100% beneficial ownership in the general partner. In limited cases, approval of a majority or supermajority of the common unit holders (in some cases excluding units held by the general partner and its affiliates) is required to approve certain actions.

(2)	Proportion of voting power held is 52.9%.